EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Stem Cell Innovations, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James H. Kelly, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 14, 2007

                                                     /s/ Dr. James H. Kelly
                                                     ---------------------------
                                                     Chief Executive Officer and
                                                     Chief Financial Officer

                                       25